As filed with the Securities and Exchange Commission on February 15, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIOTIME, INC.
(Exact name of Registrant as specified in charter)

California	94-3127919
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

935 Pardee Street, Berkeley, California 94710
(Address of principal executive offices) (Zip Code)

2002 Stock Option Plan
(Full title of the plan)

Judith Segall
Vice President
BioTime, Inc.
935 Pardee Street
Berkeley, California 94710
(Name and address of agent for service)

(510) 845-9535
(Telephone number, including area code, of agent for service)

_________________________

Copies of all communications, including all communications sent to the agent for service, should be sent to:
RICHARD S. SOROKO, ESQ.
Lippenberger, Thompson, Welch, Soroko & Gilbert LLP
201 Tamal Vista Blvd.
Corte Madera, California 94925
Tel. (415) 927-5200
_________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Options to Purchase Common Shares	1,000,000	--	--	--
Common Shares, no par value(2)	1,000,000	$1.16	$1,160,000	$136.53
Total Registration Fee				$136.53

_____________________
(1)	Determined pursuant to Rule 457(c) and (g), including the exercise prices of the various Warrants.
(2)
Issuable upon the exercise of the Options. Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of common shares that may be subject to issuance as a result of anti-dilution and other provisions of the Plan.

The contents of Registration Statement on Form S-8 File No. 333-101651 are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Quarterly Reports on Form 10-Q  for the periods ended March 31, 2004, June 30, 2004, and September 30, 2004, Current Report on Form 8-K filed on May 13, 2004, June 4, 2004, July 7, 2004, August 13, 2004, November 3, 2004, November 16, 2004, December 23, 2004, and December 30, 2004, and all other reports filed by BioTime pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by such Form 10-K and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of filing of such documents. A description of the common shares contained in a Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, is also incorporated into this registration statement by reference.

Item 8. Exhibits.

Exhibit Numbers	Description

4.1	Specimen of Common Share Certificate†

4.2	2002 Stock Option Plan††

4.3	Amendment to 2002 Stock Option Plan*

5.1	Opinion of Counsel*

23.1	Consent of BDO Seidman LLP*

23.1	Consent of Deloitte & Touche LLP*

23.3	Consent of Counsel (Included in Exhibit 5.1)
_______________
†
Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

††	Incorporated by reference to Registration Statement on Form S-8, File Number 333-101651 filed with the Securities and Exchange Commission on December 4, 2002.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California on February 14, 2005.

BIOTIME, INC.

By:	/s/ Judith Segall

Judith Segall, Vice President*

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Judith Segall	Vice President-Operations, Member Office of the President*,	February 14, 2005
JUDITH SEGALL	Secretary, and Director (Co-Principal Executive Officer)

/s/ Harold Waitz	Vice President, Member Office of the President*,	February 14, 2005
HAROLD WAITZ	and Director (Co-Principal Executive Officer)

/s/ Hal Sternberg	Vice President, Member Officer of the President*,	February 14, 2005
HAL STERNBERG	and Director (Co-Principal Executive Officer)

/s/ Steven Seinberg	Chief Financial Officer	February 14, 2005
STEVEN SEINBERG	(Principal Financial and Accounting Officer)

/s/ Michael D. West	Director	February 14, 2005
MICHAEL D. WEST

/s/	Director	February __, 2005
KATHERINE GORDON

/s/	Director	February __, 2005
MILTON DRESNER

/s/	Director	February __, 2005
VALETA GREGG

_______________
*	The Office of the President is composed of three executive officers of the registrant who collectively exercise the powers of the Chief Executive Officer.

EXHIBIT INDEX

Exhibit Numbers	Description

4.1	Specimen of Common Share Certificate†

4.2	2002 Stock Option Plan††

4.3	Amendment to 2002 Stock Option Plan*

5.1	Opinion of Counsel*

23.1	Consent of BDO Seidman LLP*

23.1	Consent of Deloitte & Touche LLP*

23.3	Consent of Counsel (Included in Exhibit 5.1)

_______________
†
Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

††	Incorporated by reference to Registration Statement on Form S-8, File Number 333-101651 filed with the Securities and Exchange Commission on December 4, 2002.

*	Filed herewith.

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